                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                (Date of earliest event reported):  May 9, 1997



                             Citrix Systems, Inc.
                 ---------------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                       0-27084            75-2275152
-------------------------------         ------------     -------------------
(State or other jurisdiction of         (Commission        (IRS Employer
       Incorporation)                   File number)     Identification No.)



           6400 N.W. 6th Way
        Fort Lauderdale, Florida                              33309
----------------------------------------                   -----------
(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (954) 267-3000

Item 5.   Other Events.
          -------------

     On May 9, 1997, Citrix Systems, Inc., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation ("Microsoft"), entered into a License, Development and Marketing Agreement (the "Development Agreement") which provides for the licensing to Microsoft of certain of the Company's multi-user software enhancements to Microsoft's Windows NT Server and for the cooperation between the parties for the development of future multi-user versions of Microsoft Windows NT Server, code-named Hydrix 4.x and Hydrix 5.x. The agreement also provides for each party to develop its own enhancements or "plug-ins" to the jointly developed products which may provide access to the Hydrix base platform from a wide variety of computing devices, such as a Company developed plug-in that implements the ICA protocol on the new platform.

     On May 30, 1997, pursuant to the terms of the Development Agreement, the Company received an aggregate of $75,000,000 as a non-refundable royalty payment and for engineering and support services to be rendered by the Company. Under the terms of the Development Agreement, the Company will be eligible to receive royalty payments of up to an additional $100,000,000 based on Microsoft's release and shipment of Hydrix 4.x and Hydrix 5.x products. In addition, Microsoft and the Company have agreed to engage in certain joint marketing efforts to promote use of Windows NT Server-based multi-user software and the Company's ICA/(R)/ protocol. Additionally, for a period of at least two and one-half years, Microsoft has agreed to endorse only the Company's ICA protocol as the preferred way to provide multi-user Windows access for devices other than Windows client devices. Further, subject to the terms of the Agreement, the Company shall be entitled to license versions of its WinFrame technology based on Windows NT v.3.51 until at least September 30, 2001.

     The Company's relationship with Microsoft is subject to certain risks and uncertainties. First, the Hydrix-based platforms will allow Microsoft to create plug-in products that could become competitive with at least some of the Company's current WinFrame products and future Hydrix-related plug-in product offerings. Second, as stated above, Microsoft has agreed to endorse only the Company's ICA protocol as the preferred method to provide multi-user Windows access for devices other than Windows clients for a period of two and one-half years. After the two and one-half year period expires, it is possible that Microsoft will market or endorse other methods to provide non-Windows client devices multi-user Windows access. Finally, the Company's royalties pursuant to the Development Agreement rely significantly on Microsoft's ability to market the Hydrix 4.x and 5.x products. Microsoft's distributors and resellers are not within the control of the Company and, to the Company's knowledge, are not obligated to purchase products from Microsoft. If Microsoft (1) develops competitive plug-in products, (2) endorses in the future other methods to provide non-Windows client devices multi-user Windows access or (3) is unable to successfully market the Hydrix-based products, the Company's business, results of operations and financial condition could be adversely affected.

     In addition to the factors outlined in the preceding paragraph, there are other risks and uncertainties pertaining to the Company's relationship with Microsoft that appear in "Management's Discussion and Analysis of Financial Condition and Results of Operations --

Certain Factors Which May Affect Future Results" included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which are hereby incorporated by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

          (c)  Exhibits.
               --------


Exhibit No.         Description
-----------         -----------
10*                 License, Development and Marketing Agreement dated as of May
                    9, 1997 by and between Citrix Systems, Inc. and Microsoft
                    Corporation.

99                  Press release of the Company dated May 12, 1997.


             *Confidential treatment requested as to omitted portions pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                    CITRIX SYSTEMS, INC.



June 20, 1997
                                     By:/s/ James J. Felcyn Jr.
                                        -----------------------
                                        James J. Felcyn, Jr.
                                        Vice President - Finance and
                                        Administration, Chief Financial
                                        Officer, Treasurer and Assistant
                                        Secretary

                                 EXHIBIT INDEX
                                 -------------



                                                          Page Number in
                                                          Sequentially
Exhibit No.                  Description                  Numbered Copy
-----------                  -----------                  -------------

10*              License, Development and Marketing
                 Agreement dated as of May 9, 1997
                 by and between Citrix Systems, Inc.
                 and Microsoft Corporation.

99               Press release of the Company dated
                 May 12, 1997.






         *Confidential treatment requested as to omitted portions pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.